Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Senior Income Fund
811-09571

A special meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014 for the above-referenced fund. At this meeting the shareholders were asked to vote to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members.


The results of the shareholder votes
are as follows:

<c> Common shares

To approve a new investment
management agreement
between the Fund and Nuveen
 Fund Advisors, LLC.


   For
         21,739,685
   Against
              494,811
   Abstain
              561,637
   Broker Non-Votes
           5,345,388
      Total
         28,141,521


To approve a new sub-advisory
agreement:


   For
         21,656,145
   Against
              575,621
   Abstain
              564,367
   Broker Non-Votes
           5,345,388
      Total
         28,141,521


Proxy materials are herein incorporated by reference to the SEC filing under Conformed Submission Type DEF 14A, accession number 0001193125-14-236554, on June 16, 2014.